Amendment #1
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE March 1, 2003
Between
PRUCO LIFE INSURANCE COMPANY
(PRUCO)
And
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMANY
(TOLIC)

The parties hereby agree to the following:

1.	SECTION 10a, COMMENCEMENT OF REINSURANCE COVERAGE – AUTOMATIC REINSURANCE, shall be replaced by the following:

a.
AUTOMATIC REINSURANCE.  TOLIC’s reinsurance coverage for any policy that is issued on or after March 1, 2003 that is ceded automatically under this Agreement will begin simultaneously with PRUCO’s contractual liability for the policy reinsured. TOLIC’s reinsurance coverage for any policy that is issued prior to March 1, 2003 that is ceded automatically under this Agreement will begin on March 1, 2003.  In either instance, no coverage will begin prior to March 1, 2003.  Reinsurance coverage for all policies that are ceded automatically under this Agreement will end simultaneously with PRUCO’s contractual liability for the policy reinsured.

In addition, TOLIC will be liable for benefits paid under PRUCO’s conditional receipt or temporary insurance agreement if all of the conditions for automatic reinsurance coverage under Section 6 of this Agreement are met.

TOLIC’s liability under PRUCO’s conditional receipt or temporary insurance agreement is limited to the lesser of (1) TOLIC’s reinsured portion of the face amount of the policy and (2) $100,000.

2.	SCHEDULE A, Section 1, PLANS REINSURED, shall be replaced by the following:

PLANS REINSURED:

This Agreement covers the following plans:

•	PruLife Universal (UL) – Policies issued by PRUCO (Form Number UL-2000 and all state variations)
•	PruLife Custom Premier (VUL II) – Policies issued by PRUCO (Form Number VUL-2000 and all state variations)
•	PruLife Custom Premier II (VUL 2004) – Policies issued by PRUCO (Form Number VUL-2004 and all state variations)
•	PruLife Advisor Select 2002 (Pro Funds) – Policies issued by PRUCO (Form Number VULPAS 2002 and all state variations)
•	Target Term Rider (TTR) issued by PRUCO (currently available on VUL II and VUL 2004 policies)

Excluded from reinsurance under this Agreement are the Waiver of Premium and Accidental Death Benefits included in the above reinsured policies.  Also excluded from reinsurance under this Agreement are riders that provide additional life insurance on the lives of any dependent children of the policyholder.  Included under this Agreement is the Living Needs Benefit rider.

3.	SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

[REDACTED]

4.	SCHEDULE A, Section 3, AUTOMATIC RETENTION LIMIT, shall be replaced by the following:

[REDACTED]

In witness of the above, PRUCO and TOLIC have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of May 17, 2004.

PRUCO LIFE INSURANCE COMPANY	TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Amendment #2
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE March 1, 2003
Between
PRUCO LIFE INSURANCE COMPANY
And
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMANY

This is an ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (the “Assignment”), dated as of December 1, 2004, by and among PRUCO LIFE INSURANCE COMPANY  (the “Assignor”), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the “Assignee”), and AUSA LIFE INSURANCE COMPANY (the “Reinsurer”).

WHEREAS, the Reinsurer provides reinsurance coverage to the Assignor in accordance with the terms of the reinsurance agreement referenced above (the “Reinsurance Treaty”); and

WHEREAS, the parties hereto desire to execute this Assignment to evidence the assignment by the Assignor and assumption by the Assignee of the Assignor’s rights and obligations under the Reinsurance Treaty and to effect a full and final release of the Assignor’s rights and obligations under the Reinsurance Treaty effective as of 12:00 a.m., Eastern Time, December 1, 2004 (the “Effective Time”).

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree to the following:

1.  Assignor Assignment of Interests to Assignee.  The Assignor hereby transfers, conveys, assigns and sets over to the Assignee, its successors and assigns, all of its rights, obligations, liabilities, title and interest in the Reinsurance Treaty, all effective as of the Effective Time, including those incurred, accrued, or otherwise occurring or arising prior to the Effective Time.

2.  Assignee Assumption of Interests from Assignor.  Effective as of the Effective Time, the Assignee hereby assumes all of the rights and interests of the Assignor under the Reinsurance Treaty and undertakes to pay, perform and discharge, or cause to be paid, performed or discharged, all of the liabilities and obligations of the Assignor under the Reinsurance Treaty, including those rights, interests, obligations, and liabilities incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  It is the intention of the parties that:

a. The Assignee shall be substituted for the Assignor under the Reinsurance Treaty, in the Assignor’s name, place and stead; and

b.   The Assignor shall be deemed to have ceased to be a party to, or the ceding company under, the Reinsurance Treaty and shall have released all of its rights and interests, and shall have been discharged from all obligations and liabilities thereunder to the Reinsurer; and

c.   The Reinsurer will conduct business solely with the Assignee, or its designee, with respect to the performance of any and all obligations and liabilities under the Reinsurance Treaty.

3.  Reinsurer Consent.  Notwithstanding anything to the contrary set forth in the Reinsurance Treaty, the Reinsurer consents to the assignment and assumption set forth in Sections 1 and 2 above.

4.  Reinsurer Release of Assignor.  Without altering, diminishing or in any other way affecting any or all of the rights, interests, liabilities and obligations of the Assignor under the Reinsurance Treaty assigned to the Assignee hereunder, and effective immediately after such assignment to the Assignee, as of the Effective Time, the Reinsurer, in consideration of the assumption by the Assignee set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Assignor and the Assignor’s successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, known or unknown, in law or equity, against the Assignor, which the Reinsurer and the Reinsurer’s predecessors, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any rights of the Reinsurer under the Reinsurance Treaty, including any and all of the Assignor’s obligations incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  This release under this Section 4 may not be changed orally.

5.  Assignor Release of Reinsurer.  Without altering, diminishing or in any other way affecting any or all of the rights, title and interest of the Assignor under the Reinsurance Treaty assigned to the Assignee hereunder, and effective immediately after such assignment to the Assignee, as of the Effective Time, the Assignor, in consideration of the consent by the Reinsurer set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Reinsurer and the Reinsurer’s predecessors, successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, known or unknown, in law or equity, against the Reinsurer, which the Assignor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any rights of the Assignor under the Reinsurance Treaty.  This release under this Section 5 may not be changed orally.

6.  Further Assurances.  At any time and from time to time after the Effective Time, at the request of the Assignee, or of the Reinsurer with the consent of the Assignee, which consent shall not be unreasonably withheld or delayed, and without further consideration, the Assignor shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as either the Assignee or the Reinsurer (with such consent) may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to the Assignee the Reinsurance Treaty.

7.  Amendment of Reinsurance Treaty.  The Reinsurer and the Assignee agree that the Reinsurance Treaty is amended as of the Effective Time as provided in Exhibit A attached hereto.

8.  Successors and Assigns.  This Assignment shall be binding upon, and shall inure to the benefit of the Reinsurer, the Assignor and the Assignee and their respective predecessors, successors and assigns, if any.  The parties do not intend to create any third party beneficiaries under this Assignment

9.  Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the state of New Jersey without giving effect to its principles or rules of conflict of laws thereof.  Any amendment to the Reinsurance Treaty set forth herein shall be subject to the arbitration provision of the Reinsurance Treaty.

10. Counterparts.  This Assignment may be signed in multiple counterparts. Each counterpart shall be considered an original instrument, but all of them in the aggregate shall constitute one agreement.

In witness of the above, the Assignor, the Assignee, and the Reinsurer have by their respective officers executed and delivered this Assignment in triplicate on the dates indicated below, with an effective date of December 1, 2004.

PRUCO LIFE INSURANCE COMPANY	TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMANY
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________
Title:_______________________________
Date:_______________________________

By:________________________________
Title:_______________________________
Date:_______________________________

Exhibit A

1.	The INSOLVENCY provision of the Reinsurance Treaty is deleted in its entirety and is replaced by the following:

INSOLVENCY:

For the purpose of this Agreement, PRUCO or TOLIC shall be deemed “insolvent” if one or more of the following occurs:

a.	A court-appointed receiver, trustee, custodian, conservator, liquidator, government official or similar officer takes possession of the property or assets of either PRUCO or TOLIC; or

b.	Either PRUCO or TOLIC is placed in receivership, rehabilitation, liquidation, conservation, bankruptcy or similar status pursuant to the laws of any state or of the United States; or

c.	Either PRUCO or TOLIC becomes subject to an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of PRUCO or TOLIC, as the case may be.

In the event of the insolvency of PRUCO, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement shall be payable by TOLIC directly to PRUCO or to its liquidator, receiver, or statutory successor on the basis of the liability of PRUCO under the contract or contracts reinsured without diminution because of the insolvency of PRUCO.  It is understood, however, that in the event of the insolvency of PRUCO, the liquidator or receiver or statutory successor of the insolvent Company shall give written notice of the pendency of a claim against PRUCO on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding, and during the pendency of such claim TOLIC may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to PRUCO or is liquidator or receiver or statutory successor.

In the event TOLIC is deemed insolvent, TOLIC will be bound by any legal directions imposed by its liquidator, conservator, or statutory successor.  However, and if not in conflict with such legal directions, PRUCO shall have the right to cancel this Agreement with respect to occurrences taking place on or after the date TOLIC first evidences insolvency.  Such right to cancel shall be exercised by providing TOLIC (or its liquidator, conservator, receiver or statutory successor) with a written notice of PRUCO’s intent to recapture ceded business.  If PRUCO exercises such right to cancel and recapture ceded business, such election shall be in lieu of any premature recapture fee.  Upon such election, PRUCO shall be under no obligation to TOLIC, its liquidator, receiver or statutory successor.

2.	Any and all references in the Reinsurance Treaty to the jurisdiction in which PRUCO is domiciled or organized shall read as if to refer to the State of New Jersey.

3.	If the GOVERNING LAW provision of the Reinsurance Treaty does not provide for the application of New Jersey law, that provision shall be changed to read as follows:

GOVERNING LAW:

This Agreement shall be governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of laws thereof.

4.
Any and all references in the Reinsurance Treaty to TOLIC being licensed or authorized in a given jurisdiction shall be read as if to refer to the State of New Jersey.  If the Reinsurance Treaty contains no such reference, then TOLIC hereby represents that it is authorized to do business in the State of New Jersey.

Amendment #4
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE March 1, 2003
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE COMPANY)
And
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
(THE REINSURER)

The parties hereby agree to the following:

1. Section 20, RECAPTURE, shall be replaced by the following:

RECAPTURE

At any time during the term of the Agreement, THE COMPANY may elect to recapture in full the coverage reinsured under this Agreement following the occurrence of either of the following events: (1) a “Risk
Trigger Event” as defined in Schedule A of this Agreement; or (2) a Plan Change as described in Section
19 d. above; or (3) the Reinsurance Premium rates are increased; or (4) THE REINSURER no longer has an information security program that meets the requirements of the Gramm Leach Bliley Act for the handling of Personal Information or THE REINSURER is unable to prevent a recurrence of a Security
Incident, as described in the subsection of the ‘CONFIDENTIALITY AND PRIVACY OF PERSONAL
INFORMATION’ provision entitled ‘Confidentiality of Personal Information’.

In addition, after the twentieth policy anniversary, THE COMPANY may elect to recapture all or an appropriate portion of the coverage reinsured under this Agreement to reflect increases in the maximum retention limits for THE COMPANY and all of its affiliates, collectively, subsequent to the date of policy issue. These maximum retention limits as of the effective date of this Agreement are equal to the amounts shown in the Risk Retention Limits table shown in Schedule A. The portion of the coverage that may be recaptured would be directly related to the increase in the limits. To illustrate, if the maximum retention limits are increased by 100%, then the portion that may be recaptured from all reinsurers of the policies reinsured under this Agreement would be equal to 100% of the portion of each reinsured policy that is retained by THE COMPANY. Furthermore, the portion that may be recaptured from THE REINSURER would be determined as THE REINSURER’s prorata share of the total portion reinsured with all reinsurers.

If THE COMPANY elects to recapture the risks ceded to THE REINSURER under this Agreement as stated above, it will do so by giving written notice to THE REINSURER. Upon the delivery of such notice, all of the risks previously ceded under each of the policies subject to this Agreement shall be recaptured, effective as of the date specified in THE COMPANY’s notice. If THE COMPANY does not specify in the written notice the date that such recapture is to be effective, then the recapture shall be effective immediately upon THE REINSURER’s receipt of the notice.

If a policy is recaptured, THE REINSURER will pay THE COMPANY the unearned reinsurance premium as of the date of recapture. THE REINSURER shall not be liable, under this Agreement, for any claims incurred after the date of recapture.

Y-UL/VULII-2000-TOLIC-PLAZ-4                                                                                                                                1

2. The following ‘CONFIDENTIALITY AND PRIVACY OF PERSONAL INFORMATION’ section will be added as Section 29:

CONFIDENTIALITY AND PRIVACY OF PERSONAL INFORMATION

Confidentiality of Confidential Information

“ Confidential Information” includes, but is not limited to any and all financial data, statistics, programs, research, developments, information relating to either party’s insurance and financial products, planned or existing computer systems architecture and software, data, product pricing and underwriting systems and processes and information of either party as well as third party confidential information to which either party has access. Notwithstanding the foregoing, Confidential Information does not include any information which (a) was rightfully known to or already in the possession of the receiving party prior to disclosure, (b) becomes part of the public domain without breach of this Agreement by the receiving party,
(c) was independently developed by the receiving party or any of its employees without references to or use of the disclosing party’s Confidential Information, (d) a third party rightfully disclosed to the receiving party without violating any obligations of confidence, or (e) falls under the definition of Personal
Information as described in the Confidentiality of Personal Information section below.

(a). Protection of Confidential Information. The receiving party shall (i) not copy the Confidential
Information except as necessary for the purpose of internal administration of this Agreement (ii) not publish, disseminate or otherwise disclose the Confidential Information to any third party, other than its employees, agents or independent contractors with a need to know and who are bound by similar confidentiality obligations (iii) not use the Confidential Information in any fashion except for purposes of fulfilling the obligations under this Agreement and (iv) take steps consistent with its protection of its own confidential and proprietary information (but in no event exercise less than reasonable care) to prevent unauthorized disclosure of the Confidential Information.

(b). Disclosure of Confidential Information. Notwithstanding the requirements above, the receiving party may disclose Confidential Information of the disclosing party as may be required by law (including court order or subpoena or regulatory requirement), provided that the receiving party shall use best efforts to (i) provide the disclosing party at least ten (10) days prior written notice before disclosing such information, but in any event shall provide such notice to the disclosing party as soon as reasonably practicable and (ii) cooperate with the efforts of the disclosing party to preserve the confidentiality of the
Confidential Information to the fullest extent permitted by law.

(c). Non-Disclosure of Agreement Terms. Neither party shall disclose the terms and conditions of this
Agreement without the prior written consent of the other party, except that each party may (1) make such disclosures as are necessary to comply with applicable laws, rules and regulations or regulatory requirements or as necessary to enforce this Agreement and (2) disclose the terms of this Agreement to (A)
such party's auditors, attorneys, bankers or investment bankers, as necessary for their rendition of services to a party and (B) investors, potential investors and their accountants, retrocessionaires, tax advisors, counsel, and bankers, provided any such third party is subject to an obligation of confidentiality and non-use with respect to the terms of this Agreement.

(d). Mutual Cooperation. Each party shall notify promptly and cooperate with the other party in enforcing the disclosing party's rights if such party becomes aware of a threatened or actual violation of the confidentiality requirements set forth herein. Upon reasonable request by the disclosing party, the receiving party shall provide copies of the confidentiality agreements entered into with its agents or independent contractors.

(e). Injunctive Relief. Each party acknowledges that the disclosure or use of the other party's Confidential
Information in violation of this Agreement could cause or threaten irreparable harm to such other party for which monetary damages may be difficult to ascertain or provide an inadequate remedy. Each party

Y-UL/VULII-2000-TOLIC-PLAZ-4                                                                                                                                2

therefore agrees that the other party, in addition to any other rights and remedies to which such other party may be entitled under this Agreement or by law, shall be entitled to seek injunctive or other equitable relief for any violation of this Article.

(f). Destruction of Confidential Information. Upon termination of this Agreement, all parties to this
Agreement shall destroy all Confidential Information, except for Confidential Information legally required to be maintained or required to be maintained pursuant to its record retention requirements. Upon written request, each party will provide all other parties a letter signed by an officer of such party that certifies such party has either destroyed or is retaining applicable Confidential Information, and, if retained, when such
Confidential Information will be destroyed.

Confidentiality of Personal Information

“Personal Information,” which means information provided by or at the direction of THE COMPANY, or to which access was provided in the course of THE REINSURER’s performance of its obligations under this Agreements that (i) identifies an individual (by name, signature, address, telephone number or other unique identifier), or (ii) that can be used to authenticate that individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answers to security questions, or other personal identifiers). An individual’s social security number, even in isolation, is Personal Information.
THE COMPANY’s business contact information is not by itself Personal Information.

(a). Protection of Personal Information - The REINSURER acknowledges that in the course of its engagement by THE COMPANY, THE REINSURER may receive or have access to Personal Information.
In recognition of the foregoing, THE REINSURER covenants and agrees that:

i. It will keep and maintain all Personal Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

ii. It will use and disclose Personal Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement, and will not use or disclose such information for THE REINSURER’s own purposes or for the benefit of anyone other than
THE COMPANY;

iii. It will not, directly or indirectly, disclose Personal Information to anyone outside THE
COMPANY, except retrocessionaires, advisors or agents of THE REINSURER who have a need to know such Personal Information in the ordinary course of THE REINSURER’s performance of its obligation under the Agreement or with THE COMPANY’s prior written consent as permitted under the terms of this Agreement; and

(b). Disposal of Personal Information - It shall, upon the earlier of (i) completion of an engagement or termination of this Agreement, (ii) determination that it has no need for Personal Information, or (iii) at any time THE COMPANY requests, dispose of all records, electronic or otherwise (including all backup records and/or other copies thereof) regarding or including any Personal Information that THE
REINSURER may then possess or control except as may be required to be retained in accordance with
THE REINSURER’s obligations under this Agreement or Document Retention Policy (Personal
Information retained in connection with this policy will continue to be subject to any duties of confidentiality imposed by this Agreement or as otherwise required by law). Disposal may be achieved, at
THE COMPANY’s option, through prompt delivery of the records to THE COMPANY or destruction pursuant to THE REINSURER’s written policy governing such destruction and in a manner that renders the records unreadable and undecipherable by any means. Upon any occurrence of (a), (b), or (c) above, an authorized officer of THE REINSURER shall promptly certify in writing to THE COMPANY, that all such
Personal Information has been destroyed or returned.

Y-UL/VULII-2000-TOLIC-PLAZ-4                                                                                                                                3

(c). Disclosure of Personal Information - THE REINSURER shall be permitted to disclose Personal
Information only to its employees and permitted subcontractors (individually an “Employee” and collectively, “Employees”), retrocessionaires, advisors, or agents having a need to know such information in connection with the performance of its obligations under this Agreement. THE REINSURER shall instruct all Employees who have access to Personal Information as to their obligations under this
Agreement and any retrocessionaires, advisors or agents of THE REINSURER receiving Personal
Information shall be subject to a contractual obligation of confidentiality and non-use with respect to the terms of this Agreement. THE REINSURER shall be responsible for all Employees’ compliance with the terms of this Agreement. Further, to facilitate performance of the services under this Agreement and to the extent permitted by law, THE REINSURER may disclose such Personal Information 1) to auditors during the course of external audits, 2) as required or permitted by an arbitration panel or actuary deciding a dispute arising under this Agreement, 3) as required by applicable law, court order or by any legitimate regulatory authority, or 4) to consult any tax advisor regarding the U. S. federal income tax treatment or tax structure of this transaction. If THE REINSURER is required by law to disclose Personal Information,
THE REINSURER shall promptly notify THE COMPANY in writing in advance of such disclosure, and reasonably cooperate with THE COMPANY’s efforts to obtain an appropriate order related to the disclosed materials.

(d). Injunctive Relief - THE REINSURER acknowledges that the unauthorized disclosure of Personal
Information may cause irreparable injury to THE COMPANY and damages, which may be difficult to ascertain. Therefore, THE COMPANY shall, upon a disclosure or threatened disclosure of any Personal
Information, be entitled to equitable relief including injunction and specific performance as a remedy for a threatened or actual unauthorized disclosure of Personal Information.

(e). Mutual Cooperation - THE REINSURER shall advise THE COMPANY of any known attempts to obtain unauthorized access to Personal Information within twenty four (24) hours of learning of the attempts. THE REINSURER shall notify THE COMPANY, promptly and without unreasonable delay, but in no event more than twenty four (24) hours of learning that unauthorized access to, disclosure of, or breach in the security of Personal Information (a “Security Incident”) may have occurred. Thereafter, THE
REINSURER shall, at its own cost and expense:

i. Promptly furnish to THE COMPANY full details of the Security Incident;

ii. Assist and cooperate fully with THE COMPANY in THE COMPANY’s investigation of THE
REINSURER, Employees or third parties related to the Security Incident, including but not limited to providing THE COMPANY with reasonable physical access to the facilities and operations affected, facilitating interviews with employees and others involved in the matter, and making available all relevant records, logs, files, and data;

iii. Cooperate with THE COMPANY in any litigation or other formal action against third parties deemed necessary by THE COMPANY to protect its rights; and

iv. Promptly use its best efforts to prevent a recurrence of any such Security Incident.

(f). Compliance by THE REINSURER - THE REINSURER certifies that its treatment of Personal
Information is in compliance with applicable laws and/or regulations with respect to privacy and data security and that it has implemented and currently maintains an information security program that includes administrative, technical, and physical safeguards to (i) ensure the security and confidentiality of Personal
Information, (ii) to protect against any anticipated threats or hazards to the security or integrity of such
Personal Information and (iii) to protect against unauthorized access to, destruction, modification, disclosure or use of Personal Information which could result in substantial harm or inconvenience to THE
COMPANY, or to any person who may be identified by such Personal Information. THE COMPANY may request that THE REINSURER certify in writing its material compliance with this Section (f) from time to time, but no more frequently than semiannually or as the parties mutually agree.

Y-UL/VULII-2000-TOLIC-PLAZ-4                                                                                                                                4

If THE REINSURER no longer has an information security program that meets the requirements of the
Gramm Leach Bliley Act for the handling of Personal Information or THE REINSURER is unable to prevent a recurrence of a Security Incident as described above, THE COMPANY reserves the right to terminate this agreement for new business and/or recapture all inforce business immediately upon written notice to THE REINSURER.

Y-UL/VULII-2000-TOLIC-PLAZ-4                                                                                                                                5

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of
October 1, 2007.

THE PRUDENTIAL INSURANCE COMPANY                             TRANSAMERICA OCCIDENTAL LIFE
OF AMERICA                                                                                     INSURANCE COMPANY

By: /s/ Nicholas M. Simonelli                                                            By: /s/ Glenn Cunningham
Nicholas M. Simonelli
Title:           VP & Actuary                                                                  Title  EVP

Date:           7/28/08                                                                              Date: 7/16/08

By: /s/ Henry B. Ramsey III                                                                By: /s/ Robin Blackwell
Henry B. Ramsey III
Title:           VP & Actuary                                                                   Title  2nd VP

Date:           8/21/08                                                                                Date: 7/23/08

Y-UL/VULII-2000-TOLIC-PLAZ-4                                                                                                                                6